June 2009	China Broadband, Inc. (CBBD)
Leading VAS player in China's burgeoning cable TV market

Corporate Overview

China Broadband, Inc. (“CBBD” or “the Company”), is a leading provider of value-added services offering bundled solutions to the cable television media market in the Jinan region of China. On January 2007, through a reverse merger, the Company became publicly listed and effective in of June 2009 entered into a non-binding memorandum of understanding to acquire 51% of Laketune Technologies, a joint venture partnership company with the State Administration of Radio Film & Television (SARFT) entity WASU (Hangzhou Digital) in China. Laketune provides a patented bi-directional technology to deliver a bundled packaging platform (2Way Media Net), to enable a cost efficient network to implement interactive TV. This feature supports enhanced value-added services such as video on demand, pay per view, home banking, simple internet browsing, online games, home shopping, and other broadband services on the digital TV cable networks. With the approval of SARFT, the unique 2-way upgrade technology has allowed China Broadband to secure exclusive rights to own the proprietary equipment comprised of a patented universal adapter attached to the existing digital cable set-top boxes. This transformation of 1-way to 2-way cable networks, create a "digitized" interactive cable/Internet experience which would not have otherwise been available on the analog cable lines.

The bi-directional technology has already been installed in over 100,000 households in several cities in China. Due to a government-mandated drive to switch cable television from analog to digital, cable operators have been eager to capture growth in ARPU. Content providers have recognized an opportunity to monetize programs and offer value-added services. China Broadband’s strategy is to collaborate with local MSOs and market interactive services to drive ARPU significantly and enhance annual revenues through recurring subscriptions and transaction charges. Over the course of the past year, average ARPU for upgraded households increased substantially due to VAS services.  The Company is now looking to raise funding to support the (Phase 1) roll-out of this new service.

The Company’s three existing businesses consist of a broadband Internet access provider, a magazine business, and an Internet café video advertising network. In January 2008, China Broadband acquired 51.0% of Jinan Jia He Broadband (“Jinan Broadband”) and Shandong Radio & Broadcasting Newspaper Group (“Shandong Group”). The Company also acquired the video advertising network AdNet China in April 2009.

Business Highlights
•    Mandatory conversion to digital TV broadcasts by 2015 enabling operators to monetize premium content and VAS
•    Leveraging a platform to capture ongoing recurring revenue streams in partnerships with cable operators
•    Low cost and efficient bi-directional technology enables the Company to monitor digital TV subscriber usage behavior and preferences
•    Offering bundled services that would support a platform for additional value-added services on top of basic cable subscriptions
•    Established partnerships with operators and existing 2-way cable subscriber network already installed; immediate access to over 20 million households
•    Enabling content providers accessibility to the China markets by facilitating distribution and censorship monitoring
•    Veteran management team with intimate knowledge of the technology and industry players

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Room 705, East Tower, Twin Towers B12 Jianguomenwai Avenue Chaoyang District, Beijing 100022, China	Suite 3518 Jardine House One Connaught Place Central, Hong Kong	5F Crystal Century Tower 567 Weihai Road, Jingan District Shanghai 200040, China

Source: Morgan Stanley Report Source: Skillnet Report 2007; China Statistics Bureau
Market Overview

Although China has the world’s largest cable TV system, with 143 million cable TV households, the average ARPU is $3.00, only 0.4% of each household income according to the Morgan Stanley 2006 report, considerable low compared to 1.2% in Hong Kong and 1.5% in the U.S.A..
The state council released “Policies on Encouraging Digital TV Industry Development” earlier in 2008, which reiterated the timeline of cable digitalization. All cities in eastern and middle regions and most cities in western China should complete digitalization by 2010 and analog TV will be shut off in 2015. To be conservative considering the upgrade and transition uncertainty, digital cable TV households in China may accelerate 40-50% YoY over the next two years, making it one of the fastest growing consumer industries in China. Penetration to cable TV households, which account for nearly one-third of the global total, may jump from mid-20% in 2008 to ~50% in 2010 according to the Morgan Stanley research report.
Undoubtedly the all-digitalization will transform the cable operators’ business model and multiply their revenue streams, and also bring new business opportunities to companies such as CBBD.

Business Overview
The Company currently owns the majority of each of its 3 assets, Jinan Broadband, Shandong Group, AdNet, and will own the majority to the newly acquired 2Way Media Net business from Laketune.

Note: NEWCO is the value added services business which has been enabled through acquiring 51% of Laketune Technologies..

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Room 705, East Tower, Twin Towers B12 Jianguomenwai Avenue Chaoyang District, Beijing 100022, China	Suite 3518 Jardine House One Connaught Place Central, Hong Kong	5F Crystal Century Tower 567 Weihai Road, Jingan District Shanghai 200040, China

Fifth largest broadband operator in China Adnet target service initiation of over 5,000 cafés during the first quarter of 2009 Experienced management team with industry know-how
The Company is contemplating acquiring the 2Way Media Net, a proprietary 2-way upgrade technology along with the rights to upgrade cable households from DVN Holdings, one of the largest cable set-top box manufacturers in China. We believe that once these households are upgraded from 1-way to 2-way, China Broadband will have the right to market interactive services (Video on Demand, etc.) together with the cable operators and share revenues. It is anticipated that this value-added service will significantly drive up annual revenue per user for the cable operators. Laketune has already installed the bi-directional dongle for 100,000 subscribers in two cities in China to date. The result has been a monthly increase in ARPU of RMB10 over the normal monthly subscription fees. The Company believes that it now has the content resources and senior management expertise to assemble and operate complex media asset offerings. The 2Way Media Net is expected to secure more subscribers and higher ARPU in the following 12 months.
Jinan Jia He Broadband is the fifth largest broadband operator in China and the second largest broadband service provider in Shandong’s capital city of Jinan. It has approximately 58,000 cable broadband Internet subscribers currently in Jinan province. Through its Shandong Group subsidiary, China Broadband publishes digital and analog television program guides, newspapers and entertainment magazines. It holds the exclusive license to publish television program guides in Shandong Province, one of the largest regional economies in China.

AdNet China currently operates and is licensed to operate in 29 provinces in China with servers in five data centers including Wuhan, Wenzhou, Yantai, Yunan and with a master distribution server in Tongshan. Partnering with a local advertisement agency, AdNet China provides a network for multiple tens of thousands of daily video ad insertions to entertainment content traffic (movies, music, video, and games). As of date, the Company has signed on over 14,000 internet cafes.

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Room 705, East Tower, Twin Towers B12 Jianguomenwai Avenue Chaoyang District, Beijing 100022, China	Suite 3518 Jardine House One Connaught Place Central, Hong Kong	5F Crystal Century Tower 567 Weihai Road, Jingan District Shanghai 200040, China

Current operations profitable, with substantial growth and value creation from NEWCO cable VAS business
Management Team

The Company’s management team is comprised of experienced professionals with entrepreneurial capabilities and in-depth understanding of the media industry. Key members include the following persons:

Clive NG     Founder & CEO
•     Executive Chairman of China Cablecom Holdings LTD
•     Co-founder / Co-CEO of United International Holdings Inc. (Liberty Global Inc./Nasdaq : LBTYA)
•     Founder and former Chairman of Asiacontent
•     Founder of E*Trade Asia

Priscilla LU     CTO
•     Managing Partner of Cathaya Funds
•     China Advisor and Limited Partner for Mayfield
•     Founder, Chairman & CEO of interWAVE Communications (NASDAQ)
•     Bell Labs Director of Imaging & Multimedia Labs

Marc URBACH    President, Acting CFO
•  Previously COO / CFO of Profile Lighting & Design
•      Founded and served as Managing Director of Tri-State Trading, LLC.
•  Former Director of Finance Mercer HR Consulting
•  Senior Consultant, Arthur Andersen LLP

Goman CHONG     VP Business Development
•  Founder of Cathaya Fund, advisory and bridge funding for early stage growth companies in China
•      Former CEO of Daifu Group, a medical information portal where he successfully raised $30 million in funding
•      Former business development manager for News Corporation in Beijing

Weicheng LIU,  COO (Pending fundraise)
•  Co-Founder & CEO of Codent Networks Inc.
•  Board Director of Hirisun Technologies Inc.
•  Board Director of World Trade Business Centre Limited
•  Advisor to several technology and Internet startups in China

Terry LUI     Director (Pending fundraise)
•  Founder and CEO of DVN Holdings Ltd., a Hong Kong-listed set top box provider
•  30 years experience in the technology sector
•  Experienced in developing new technologies and formulating business and market strategies
•     Recipient of numerous technology awards and plays a key role in the development of China’s digital television standard

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Room 705, East Tower, Twin Towers B12 Jianguomenwai Avenue Chaoyang District, Beijing 100022, China	Suite 3518 Jardine House One Connaught Place Central, Hong Kong	5F Crystal Century Tower 567 Weihai Road, Jingan District Shanghai 200040, China